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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
AGCO Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-104352, No. 333-85404, No. 333-85400, No. 333-75591, No. 333-75589, No.
333-04707, No. 33-91686, No. 33-83104 and No. 33-63802) on Forms S-3 and S-8 of
AGCO Corporation and subsidiaries of our report dated February 27, 2004, except as to the fifth and sixth paragraphs of Note 16, which are as of March 10, 2004, and Note 15, which is as of May 25, 2004, with respect to the consolidated balance sheets of AGCO Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2003, and the related financial statement schedule for the years ended December 31, 2003 and 2002, which report appears in the current report on Form 8-K of AGCO Corporation dated June 2, 2004. Our report refers to a change in accounting for goodwill and other intangible assets in 2002.

Our report refers to our audit of adjustments that were applied to the transitional disclosures required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," to revise the 2001 consolidated financial statements, our audit of the reclassifications required by Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," to revise the 2001 consolidated financial statements, and our audit of the adjustments to the segment disclosure information to revise the 2001 consolidated financial statements, as more fully described in Notes 1 and 15 to the consolidated financial statements. However, we were not engaged to audit, review or apply any procedures to the 2001 consolidated financial statements other than with respect to such disclosures.

                                    KPMG LLP

Atlanta, Georgia
June 2, 2004